Exhibit 21.1


                                                      State or Jurisdiction
         Name of Subsidiary                             of Incorporation
-------------------------------------          ---------------------------------
Distel, Inc.                                   California
RC Components, Inc.                            Massachusetts
Quality Components, Inc.                       Texas
Jaco Overseas, Inc.                            Virgin Islands
Nexus Custom Electronics, Inc.                 Delaware
Jaco Electronics Canada, Inc.                  Canada
Corona Electronics, Inc.                       California
Interface Electronics Corp.                    Massachusetts
Jaco De Mexico, Inc.                           Texas